EXHIBIT 21
                                                                     ----------

                   SUBSIDIARIES OF ZYGO CORPORATION (DELAWARE)

Zygo Credit Corporation (Delaware)
100% owned by Registrant

Zygo International Sales Corporation (U.S. Virgin Islands)
100% owned by Registrant

Technical Instrument Company (California)
100% owned by Registrant (effective as of August 8, 1996)

Syncotec Neue Technologien und Instrumente GmbH
100% owned by Technical Instrument Company (effective as of September 1, 1997)

NexStar Corporation (Colorado)
100% owned by Registrant (effective as of September 12, 1996)

TechniStar Corporation (Delaware)
25% owned by NexStar Corporation

Sight Systems, Inc. (California)
100% owned by Registrant (effective as of August 19, 1997)

Zygo TeraOptix (Delaware)
100% owned by Registrant (effective as of May 5, 2000)

Zygo KK
100% owned by Registrant (effective as of October 1, 1999)

Zygo PTE
100% owned by Registrant (effective as of January 1, 1998)

ZygoLOT GmbH
60% owned by Registrant (effective as of October 2, 1999)

Six Brookside Drive (Connecticut)
100% owned by Registrant (effective as of January 9, 1998)